Exhibit 21
SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY

SMG Brands, Inc., a Delaware corporation
SMG Growing Media, Inc., an Ohio corporation
Rod McLellan Company, a California corporation
SMGM LLC, an Ohio corporation
The Scotts Company LLC, an Ohio corporation
EG Systems, Inc., dba Scotts LawnService, an Indiana corporation
Hyponex Corporation, a Delaware corporation
OMS Investments, Inc., a Delaware corporation
Scotts Temecula Operations, LLC, a Delaware corporation
Sanford Scientific, Inc., a New York corporation
Scotts Global Services, Inc., a Nevada corporation
Scotts Manufacturing Company, a Delaware corporation
Miracle-Gro Lawn Products, Inc., a New York corporation
Scotts Products Company, an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts-Sierra Horticultural Products Company, a California corporation
Scotts-Sierra Crop Protection Company, a California corporation
Scotts-Sierra Investments, Inc., a Delaware corporation
ASEF BV (Netherlands)
Scotts Australia Pty Ltd. (Australia)
Scotts Benelux BVBA (Belgium)
Scotts Canada Ltd. (Canada)
Scotts Chile Limitada (Chile)
Scotts Czech s.r.o. (Czech Republic)
Scotts de Mexico SA de CV (Mexico)
Scotts France Holdings SARL (France)
Scotts France SARL (France)
Scotts France SAS (France)
Scotts Holding GmbH (Germany)
Scotts Celaflor GmbH & Co. KG (Germany)
Scotts Celaflor HGmbH (Austria)
Scotts Holdings Limited (United Kingdom)
Levington Group Ltd. (United Kingdom)
The Scotts Company (UK) Ltd. (United Kingdom)
The Scotts Company (Manufacturing) Ltd. (United Kingdom)
OM Scott International Investments Ltd. (United Kingdom)
Corwen Home and Garden Limited (United Kingdom)
Scotts International B.V. (Netherlands)
Scotts Deutschland GmbH (Germany)
Scotts O.M. España, S.A. (Spain)
Scotts Profi HGmbH (Austria)
Scotts Italia S.r.l. (Italy)
Scotts Horticulture Ltd. (Ireland)
Scotts Hungary KFT (Hungary)
*Scotts Japan, Ltd. (Japan)
Scotts Norway AS (Norway)
Scotts PBG Malaysia Sdn. Bhd. (Malaysia)
Scotts Poland Sp.z.o.o. (Poland)
Scotts Sweden AB (Sweden)
The Scotts Company (Nordic) A/S (Denmark)
The Scotts Company Italia S.r.l. (Italy)
The Scotts Company Kenya Ltd. (Kenya)

Smith & Hawken®, Ltd., a Delaware corporation
Swiss Farms Products, Inc., a Delaware corporation

*	Not wholly-owned